SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
CROGHAN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)
0-20159
(Commission File Number)

OHIO	31-1073048
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

323 CROGHAN STREET, FREMONT, OHIO	43420
(Address of principal executive offices)	(Zip Code)
(419) 332-7301
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 14, 2006, Allan E. Mehlow informed the Board of Directors of Croghan Bancshares, Inc. (the “Company”), that he had decided to resign as Vice President and Treasurer of the Company and Senior Vice President and Chief Financial Officer of The Croghan Colonial Bank (the “Bank”), effective as of February 20, 2006, in order to accept a job opportunity outside the financial institutions industry. The Boards of Directors of the Company and the Bank reluctantly accepted Mr. Mehlow’s resignation, but asked Mr. Mehlow to remain on the Boards of Directors of the Company and the Bank. Mr. Mehlow also agreed to remain a part-time employee of the Company and the Bank to assist with the transition to a new Chief Financial Officer and to serve as a consultant for an unspecified period thereafter. The Board of Directors of the Company has initiated a search for Mr. Mehlow’s successor and will make an announcement once a new Chief Financial Officer has been named.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROGHAN BANCSHARES, INC. (Registrant)

Date: February 15, 2006	/s/ Steven C. Futrell

Steven C. Futrell, President & CEO